Exhibit 10.7
LOCK-UP AGREEMENT
Castwell Precast Corporation
5641 South Magic Drive
Murray, Utah 84107
Summer Energy, LLC
800 Bering Drive, Suite 260
Houston, Texas 77057
          Re: Lockup of Restricted Common Stock of Castwell Precast Corporation
Ladies and Gentlemen:
          The undersigned is the owner of __________ shares of restricted common stock of Castwell Precast Corporation ("Castwell") that were acquired by the undersigned directly from Castwell without registration in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. As an inducement to Castwell and Summer Energy, LLC, a Texas limited liability company ("Summer"), to consummate the transactions contemplated by the Agreement and Plan of Contribution dated as of January 17, 2012 among Castwell, Summer and the members of Summer, the undersigned hereby agrees not to sell any of the shares of restricted Castwell common stock currently owned by the undersigned in any public market until: Castwell has become subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that Castwell was required to file such reports and materials), other than Form 8-K reports; and a period of at least one (1) year has elapsed from the date on which current "Form 10" information has been filed by Castwell reflecting its acquisition of Summer.
          Any Securities acquired by the undersigned in the open market or in registered transactions will not be subject to this Agreement. Further, in the event that any member of Summer who receives shares of Castwell common stock pursuant to the Contribution Agreement ceases to be bound by resale restrictions identical to those set forth above, this Agreement shall become null and void effective as of the date on which such restrictions ceased to apply to such member of Summer.
          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.
          This Agreement shall lapse and become null and void if the transactions contemplated by the Contribution Agreement shall not have been completed on or before April 15, 2012.

Date: March 27, 2012	_________________________________
[Insert Name]